UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2016
ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)

2105 City West Blvd, Suite 400 Houston, Texas 77042-2839 (Address of principal executive offices, including Zip Code)

(281) 933-3339 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

HOUSTON, TX – February 16, 2016 – ION Geophysical Corporation (the “Company”) (NYSE: IO) today announced that based upon a notice the Company received on February 12, 2016 from the New York Stock Exchange (the “NYSE”), the Company has regained compliance with the NYSE’s continued listing standard for share prices.
On August 11, 2015, the Company was notified by the NYSE that the average price of its common stock had declined below a consecutive 30-trading-day average price of $1.00 per share. As a result, the NYSE added a “.BC” indicator to the Company's stock symbol.
At the close of trading on February 11, 2016, the average closing price of the Company's common stock for the previous 30 trading days was above $1.00 per share. Accordingly, the Company has resumed compliance with all NYSE continued listing requirements and the “.BC” indicator following the Company's stock symbol will be removed by the NYSE.
About ION
ION is a leading provider of technology-driven solutions to the global oil and gas industry. ION's offerings are designed to help companies reduce risk and optimize assets throughout the E&P life cycle. For more information, visit iongeo.com.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1**	Press release, dated February 16, 2016.
**Furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2016	ION GEOPHYSICAL CORPORATION

	By:	/s/ JAMEY S. SEELY
Jamey S. Seely
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated February 16, 2016.

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